Exhibit 99.1

MIKRON INDUSTRIES, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

March 15, 2004

Board of Directors

Mikron Industries, Inc.

Kent, Washington

Independent Auditor’s Report

We have audited the accompanying balance sheet of Mikron Industries, Inc. as of December 31, 2003 and 2002, and the related statements of earnings and retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Mikron Industries, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Johnson & Shute, P.S.
Certified Public Accountants

MIKRON INDUSTRIES, INC.

BALANCE SHEET

	December 31,
	2003	2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,190,122	$19,257,172
Investment in debt securities		3,000,000
Trade accounts receivable, less allowance for doubtful accounts of $433,964 in 2003 and $330,522 in 2002	10,148,115	6,771,392
Amounts due from related parties (Note P)	54,791	40,703
Amounts due from employees	123,758	19,917
Inventory (Note B)	7,313,723	6,657,778
Prepaid expenses and interest receivable	1,273,470	909,559
Other receivables	401,776	155,269
Equipment held for sale	20,000	245,000
Current portion of notes receivable	22,000	15,000

TOTAL CURRENT ASSETS	24,547,755	37,071,790

PROPERTY AND EQUIPMENT, at cost:
Machinery and equipment	105,400,379	93,139,293
Office furniture and equipment	2,269,313	3,761,504
Leasehold improvements	4,101,842	3,970,882
Transportation equipment	787,106	782,391
Equipment under construction (Note U)	6,377,255	5,937,707
Buildings	8,044,479	3,711,208
Land	118,164	118,164
Property held under capital leases (Notes C and J)	9,663,329	9,663,329

	136,761,867	121,084,478
Less accumulated depreciation and amortization	(72,285,863)	(67,312,320)

	64,476,004	53,772,158

NOTES RECEIVABLE, less current portion (Note D)	1,518,484	51,636

OTHER ASSETS (Note E)	2,104,547	1,330,134

	$92,646,790	$92,225,718

See notes to financial statements.

	December 31,
	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,759,296	$5,879,671
Accrued volume discounts	10,375,754	7,184,103
Accrued payroll, payroll taxes, amounts withheld from employees and other current liabilities	3,980,060	3,608,613
Accrued dividends (Note O)	327,145	7,977,118
Current portion of deferred revenue	22,900	60,212
Current portion of obligations due under capital leases	21,314	19,795
Current portion of long-term notes payable	3,616,935	3,615,591

TOTAL CURRENT LIABILITIES	23,103,404	28,345,103

DEFERRED REVENUE,
less current portion (Note I)	494,898	472,288

OBLIGATIONS DUE UNDER CAPITAL LEASES,
less current portion (Note J)	7,175,000	7,196,314

LONG-TERM NOTES PAYABLE,
less current portion (Note K)	18,232,912	21,849,847

INVESTMENT IN VL INVESTORS I, LLC
(a limited liability company) (Note L)	72,292

DEFERRED COMPENSATION PAYABLE (Note Q)	1,298,254	1,032,132

STOCKHOLDERS’ EQUITY:
Common stock, no par value (Note V) -
Authorized 3,000,000 shares
Issued and outstanding 2,650,000 shares	21,200	21,200
Additional paid-in capital	61,640	61,640
Retained earnings	42,187,190	33,247,194

	42,270,030	33,330,034

	$92,646,790	$92,225,718

MIKRON INDUSTRIES, INC.

STATEMENT OF EARNINGS AND RETAINED EARNINGS

	Year Ended December 31,
	2003	2002

Sales (Note M)	$179,024,696	$150,520,886
Cost of goods sold	143,581,482	118,894,230

GROSS PROFIT	35,443,214	31,626,656

Selling, general and administrative expense	21,813,133	20,065,504
Other income	78,826	145,374
Interest income	133,820	320,073
Equity in loss of VL Investors I, LLC (a limited liability company) (Note L)	305,812
Equity in earnings of HC Franzheim Associates, LLC (a limited liability company) (Note F)	39,802	5,653
Guaranteed payment and equity in earnings of MikronWood, LLC (a limited liability company) (Note G)	22,990	22,600
Loss on disposal of fixed assets	1,169,184	57,470
Loss on asset impairment (Note N)	45,000	329,038

NET EARNINGS	12,385,523	11,668,344

Retained earnings at beginning of year	33,247,194	31,312,319

Dividends (Note O)	3,445,527	9,733,469

Retained earnings at end of year	$42,187,190	$33,247,194

See notes to financial statements.

MIKRON INDUSTRIES, INC.

STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$12,385,523	$11,668,344
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,223,156	8,888,296
Loss on sale of fixed assets	1,169,184	57,470
Equity in loss of VL Investors I, LLC	305,812
Loss on asset impairment	45,000	329,038
Equity in earnings of HC Franzheim Associates, LLC	(39,802)	(5,653)
Equity in earnings of MikronWood, LLC	(22,990)	(22,600)
Amortization of deferred revenue	(14,702)	(22,917)
Changes in assets and liabilities providing (using) cash:
Receivables	(3,727,071)	(1,650,111)
Inventory	(655,945)	(5,348)
Prepaid expenses and interest receivable	(363,911)	73,391
Accounts payable	(1,120,375)	2,079,302
Accrued volume discounts	3,191,651	503,307
Accrued payroll, payroll taxes, amounts withheld from employees and other current liabilities	371,447	436,999
Deferred revenue		520,000

Net cash provided by operating activities	19,746,977	22,849,518

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(19,886,421)	(11,034,638)
Sales (purchases) of debt securities	3,000,000	(3,000,000)
Advances on notes receivable	(1,490,291)
Decrease in deposits	(502,313)
Contributions to VL Investors I, LLC	(233,520)
Proceeds from sale of fixed assets	73,500
Distributions from HC Franzheim Associates, LLC	23,613	6,773
Collections on notes receivable	16,443	154,379
Net repayments from related parties	7,112	17,996

Net cash used in investing activities	(18,991,877)	(13,855,490)

See notes to financial statements.

	Year Ended December 31,
	2003	2002

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	$(11,095,500)	$(4,532,592)
Payments on long-term notes and capital leases	(3,635,386)	(64,757)
Payment of loan fees	(91,264)	(91,015)

Net cash used in financing activities	(14,822,150)	(4,688,364)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,067,050)	4,305,664

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,257,172	14,951,508

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,190,122	$19,257,172

MIKRON INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of business -

Mikron Industries, Inc. is a Washington State corporation primarily involved in the manufacture and sale of vinyl and composite profile extrusions used in the construction of  windows and doors sold throughout the United States and Canada.  A substantial portion of the company’s sales and the subsequent collection of the receivables generated from these sales are dependent upon the customers’ sales in the construction, remodel and do-it-yourself industries.  A substantial portion of the company’s raw materials is acquired from a single vendor.  The company’s common stock consists of 3 different series with respect to voting rights.  In addition, 100,000 shares of no-par reserved common stock are authorized, with none issued and outstanding.  The accompanying financial statements include only the accounts of Mikron Industries, Inc., and do not include the accounts of other entities related through common ownership and management (Note P).

Cash and cash equivalents -

Cash and cash equivalents include all cash and short-term debt instruments, including certificates of deposit, purchased with original maturities of three months or less.  The company had $4,536,181 and $17,100,911 of cash equivalents as of December 31, 2003 and 2002, respectively, which consisted of short-term commercial paper that is not insured by the Federal Deposit Insurance Corporation (FDIC).  The company maintains its cash accounts at commercial banks located in Seattle, Washington, Richmond, Kentucky and Winnebago, Illinois.  At December 31, 2003 the company had $1,885,055 that was held in one commercial bank, not including outstanding checks.  These accounts are secured by the FDIC for up to $100,000.

Receivables –

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  The company conducts ongoing credit evaluations of its customers’ financial conditions and limits the amount of trade credit extended when deemed necessary.  The company uses the allowance method for recording anticipated credit losses.  Management’s estimate of an allowance for doubtful accounts is based on a review of outstanding receivables, historical collection information, and existing economic conditions.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Investments -

The equity method of accounting is used for all investments in associated companies in which the Company’s interest is 20% or more.  Under the equity method, the company recognizes its share in the net earnings or losses of these associated companies as they occur rather than as distributions are received.  Distributions received are accounted for as a reduction of the investment rather than as income.

The company’s investments in debt securities, which typically mature in one year or less, are held to maturity and valued at cost, which approximates fair value.  The aggregate fair value at December 31, 2002 was $3,000,000 for investments in corporate debt securities.

Depreciation and amortization -

Depreciation of property, equipment, leasehold improvements and buildings is provided on the basis of the estimated useful lives of the individual assets using the straight-line method.  The estimated useful lives range from three to five years for transportation equipment, two to fifteen years for machinery and equipment, office furniture and leasehold improvements and thirty to thirty-nine years for buildings.  A 25% salvage value is used when deemed appropriate by management.  These same useful life estimates are used for assets acquired under capital leases.

The company records lease-purchase contracts, a method of financing property and equipment acquisitions, as assets and obligations at amounts based upon the cash purchase price of the assets involved at the beginning of the lease term.  Depreciation expense includes amortization of property and equipment recorded under capital leases on the basis of the estimated useful lives of the assets using the straight-line method.

Loan fees are amortized on the straight-line method over the life of the loans.

Sales -

Substantially all sales are made under the provision of five-year exclusive sales contracts that expire at various dates and are automatically renewed for one-year periods, unless notification of cancellation is received one year in advance.  The company has agreements with many of its customers to offer sole vendor and volume discounts for the purchase of the company’s products.  Subsequent to year-end, the total accrued discounts are refunded or credited to the applicable customer accounts and ultimately offset by past and/or future sales.

Insurance expense -

Certain insurance premiums are based upon payroll, sales and other factors subject to insurance company audit and any additional premium or credit is recorded during the period in which the insurance company completes its audit.

The company is 100% self-insured for Washington State industrial insurance.  The state of Washington requires Mikron Industries, Inc. to post a $150,000 bond, which is secured by a letter of credit issued by Bank of America. The company has insurance to cover claims in excess of $275,000 per claim or $500,000 in the aggregate each year.

The company provides dental benefits ranging between 50% to 100% of the first $1,000 per employee per year and medical benefits for each employee that are capped at $1,000,000 in a lifetime.  The first $90,000 of medical benefits for each employee is self-insured by Mikron Industries, Inc.

Management believes that all significant uninsured liabilities at December 31, 2003 and 2002 have been accrued.

Advertising -

Advertising costs are charged to operations when incurred.

Federal taxes on income -

As the stockholders of the company have elected, under Subchapter S of the Internal Revenue Code, to report the earnings or losses of the corporation on their personal income tax returns, no provision has been made for Federal taxes on income (Note O).

Estimates -

Management uses estimates and assumptions in preparing financial statements in accordance with U.S. generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were used.

NOTE B - INVENTORY:

Inventory is comprised of the following:

	December 31,
	2003	2002

Kent, Washington
Raw materials	$2,156,816	$2,053,187
Finished goods	1,246,005	1,602,831

Richmond, Kentucky
Raw materials	1,354,213	1,293,846
Finished goods	860,878	442,227

Winnebago, Illinois
Finished goods	1,284,119	945,175
Raw materials	297,997	211,951
Items purchased for resale	113,695	108,561

	$7,313,723	$6,657,778

Washington and Kentucky inventories are stated at the lower of cost or market, with cost determined by the LIFO method.  If the FIFO method had been used, inventories would have been approximately $665,000 and $1,041,000 higher at December 31, 2003 and 2002, respectively.

Illinois inventories are stated at the lower of cost or market, with cost determined by the FIFO method.

NOTE C - PROPERTY HELD UNDER CAPITAL LEASES:

The company is the lessee of land, plant and equipment under capital leases expiring in various years through 2020.

Property held under capital leases is as follows:

	December 31,
	2003	2002

Kentucky plant and equipment	$9,362,239	$9,362,239
Kentucky land	208,669	208,669
Kent equipment	92,421	92,421

	9,663,329	9,663,329
Less accumulated depreciation	(4,911,552)	(4,626,890)

	$4,751,777	$5,036,439

Depreciation expense on assets held under capital leases was $284,662 and $367,505 for the years ended December 31, 2003 and 2002, respectively.

NOTE D - NOTES RECEIVABLE:

	December 31,
	2003	2002

Note receivable from VL Investors I, LLC, 4% at December 31, 2003, interest varies at the prime rate and compounds annually, principal and accrued interest due at maturity July 22, 2007 (Note L)	$690,291	$—

Notes receivable from four shareholders, $100,000 each, 3.24% compounded annually, principal and accrued interest due at maturity March 1, 2012	400,000

Notes receivable from four shareholders, $100,000 each, 3.55% compounded annually, principal and accrued interest due at maturity December 31, 2012	400,000

Note receivable from Kansas Aluminum, Inc., 10%, due in monthly installments of $1,000 including interest, remaining balance due May 2006	28,736	35,774

Note receivable from R.O.W., non-interest bearing	21,457	30,862

	1,540,484	66,636
Less current portion	(22,000)	(15,000)

	$1,518,484	$51,636

NOTE E - OTHER ASSETS:

	December 31,
	2003	2002

Investment in mutual fund trust account (Note Q)	$1,298,254	$1,032,132

Deposits, primarily for equipment purchases	550,039	47,726

Loan origination fees, less accumulated amortization of $1,109,534 and $1,006,269 in 2003 and 2002, respectively	234,076	246,077

Investment in HC Franzheim Associates, LLC (a limited liability company) (Note F)	18,231	2,042

Investment in MikronWood, LLC (a limited liability company) (Note G)	3,947	2,157

	$2,104,547	$1,330,134

NOTE F - INVESTMENT IN HC FRANZHEIM ASSOCIATES, LLC (A LIMITED LIABILITY COMPANY):

In July 2000, Mikron Industries, Inc. invested $5,100 in cash and equipment for a 51% capital interest in HC Franzheim Associates, LLC, a limited liability company primarily involved in consulting.  The company’s investment has been accounted for on the equity method.  A summary statement of the net assets of HC Franzheim Associates, LLC as of December 31, 2003 and 2002 and the net income for the years then ended, from unaudited accounting records prepared for tax purposes, follows -

	December 31,
	2003	2002

Cash	$13,940	$4,923
Accounts receivable	24,240

Total assets	38,180	4,923

Accounts payable	918	918
Business taxes payable	1,514

Total liabilities	2,432	918

Member equity	$35,748	$4,005

Net income for the year then ended	$85,243	$17,905

NOTE G - INVESTMENT IN MIKRONWOOD, LLC (A LIMITED LIABILITY COMPANY):

In June 2000, Mikron Industries, Inc. contributed $330,000 of intellectual property for a 20% profit interest in MikronWood, LLC, a limited liability company primarily involved in the licensing of intellectual property. The company’s investment has been accounted for on the equity method.  The contribution was based on the estimated fair market value of the intellectual property, which had no basis on the books of Mikron.  Eighty percent of the Limited Liability Company’s profit interest is owned equally by the four minority shareholders of Mikron Industries, Inc. The company will receive an 8% annual guaranteed payment of $21,200 based on equity contributed.  The company has entered into a licensing agreement with MikronWood, LLC allowing it to use the intellectual property in exchange for a licensing fee.  A summary statement of the net assets of MikronWood, LLC as of December 31, 2003 and 2002 and the net income for the years then ended, from unaudited accounting records prepared for tax purposes, follows -

	December 31,
	2003	2002

Cash	$39,176	$49,208
Note receivable from Mikron Industries, Inc.	260,000	260,000
Other receivables	462
Intellectual property	330,000	330,000

Total assets	629,638	639,208

Accrued guaranteed payment to Mikron Industries, Inc.	19,819	38,319
Accrued payroll taxes	96	108

Total liabilities	19,915	38,427

Member equity	$609,723	$600,781

Net income for the year then ended	$30,142	$28,196

NOTE H - NOTE PAYABLE:

The company maintains a $25,000,000 unsecured line-of-credit arrangement with Bank of America.  The arrangement expires June 1, 2005 and carries an interest rate that varies at the company’s choice of the prime rate or the bank’s adjusted London Interbank Offered Rate (LIBOR) plus a margin based on the company’s debt to worth ratio.  The arrangement contains various covenants including maintenance of working capital and various financial ratios. There were no outstanding advances on the line-of-credit at December 31, 2003 or 2002.  In addition, the arrangement provides for a $7,281,151 letter of credit to support a capital lease agreement (Note J), which is collateralized by the leased assets.

NOTE I - DEFERRED REVENUE:

During 2002, the company entered into an agreement with Hurd Millwork Co., Inc. to develop new dies.  Hurd Millwork Co., Inc. agreed to pay $520,000 initially for the development of the dies.  Future purchases of product from these dies will have a reduced sales price of five cents per pound until the entire initial payment of $520,000 is absorbed.  The amount of the initial payment will be recognized as income as product is purchased.

In connection with the sale of the company’s line of single-screw extruders to Pacific Plastics, Inc. on May 26, 1993, the company entered into a non-compete agreement whereby they agreed not to compete for ten years in the single-screw product line in North America and Mexico.  In consideration for this agreement the company received $250,000.  This amount was being recognized as income over the term of the agreement, becoming fully amortized in 2003.

NOTE J - OBLIGATIONS DUE UNDER CAPITAL LEASES:

	December 31,
	2003	2002
Lease-purchase contract payable to U.S. Bank Corporate Trust Services, 1.25% interest at December 31, 2003, rate varies weekly according to the bond indenture agreement, due in monthly interest payments and annual principal payments on April 1st, as determined by the letter of credit agreement with Bank of America, balance due April 1, 2020, including a purchase option of $10, collateralized by Kentucky land, plant and equipment with a depreciated cost of $4,733,292 at December 31, 2003	$7,175,000	$7,175,000

Lease-purchase contract payable to Newcourt Leasing Corporation, interest imputed at 7.42%, due in monthly installments of $1,848 including interest, balance due December 2004, collateralized by the leased equipment with a depreciated value of $18,484 at December 31, 2003	21,314	41,109

	7,196,314	7,216,109
Less current portion	(21,314)	(19,795)

	$7,175,000	$7,196,314

In 2003, the company renegotiated the payment terms of its lease-purchase contract payable to U.S. Bank Corporate Trust Services.  The following payment schedule reflects this change,  which eliminated a principal payment in 2005.  The company has a $7,281,151 outstanding letter of credit with Bank of America securing the lease-purchase contract payable to U.S. Bank Corporate Trust Services.

Future payments to be made by the company on the obligations due under capital leases, based on interest rates in effect at December 31, 2003, are as follows -

Year ending December 31,

2004	$111,868
2005	89,688
2006	2,246,563
2007	2,541,667
2008	1,270,833
2009 and after	1,337,708

7,598,327
Less amount representing interest	(402,013)

$7,196,314

NOTE K - LONG-TERM NOTES PAYABLE:

	December 31,
	2003	2002

Notes payable to Prudential Insurance Company of America, 8%, due in quarterly interest-only payments with annual principal payments of $1,571,429, balance due June 2009, unsecured	$9,428,571	$11,000,000

Notes payable to Prudential Insurance Company of America, 8.11%, due in quarterly interest-only payments with annual principal payments of $857,143, balance due June 2009, unsecured	5,142,857	6,000,000

Notes payable to Prudential Insurance Company of America, 8%, due in quarterly interest-only payments with annual principal payments of $428,571, balance due June 2009, unsecured	2,571,428	3,000,000

Note payable to Pruco Life Insurance Company of America, 8.11%, due in quarterly interest-only payments with annual principal payments of $285,714, balance due June 2009, unsecured	1,714,286	2,000,000

Note payable to Pruco Life Insurance Company of America, 8.11%, due in quarterly interest-only payments with annual principal payments of $285,714, balance due June 2009, unsecured	1,714,286	2,000,000

Note payable to Pruco Life Insurance Company of America, 8%, due in quarterly interest-only payments with annual principal payments of $142,857, balance due June 2009, Unsecured	$857,143	$1,000,000

Note payable to MikronWood, LLC, 9.5%, due in quarterly interest-only payments, balance due September 2005, unsecured (Note G)	260,000	260,000

Note payable to Winnebago County, 3%, due in monthly installments of $4,143 including interest, balance due May 2006, collateralized by land and building with a depreciated cost of $807,318 at December 31, 2003	161,276	205,438

	21,849,847	25,465,438
Less current portion	(3,616,935)	(3,615,591)

	$18,232,912	$21,849,847

The note agreements with Prudential Insurance Company of America and Pruco Life Insurance Company contain various covenants including maintenance of working capital and various financial ratios. The note agreements include options to prepay the notes subject to a yield maintenance formula.

Scheduled future payments to be made on the long-term notes, based on interest rates in effect at December 31, 2003, are as follows:

Year ending December 31,

2004	$5,225,922
2005	5,190,956
2006	4,646,569
2007	4,289,643
2008	4,002,357
2009	3,715,071

27,070,518
Less amount representing interest	(5,220,671)

$21,849,847

Interest expense of $2,173,283 and $2,166,436 was recorded during the years ended December 31, 2003 and 2002, respectively.

NOTE L - INVESTMENT IN VL INVESTORS I, LLC (A LIMITED LIABILITY COMPANY):

In October 2003, Mikron Industries, Inc. contributed $233,520 of cash for 233,520 Class A equity units in VL Investors I, LLC, a limited liability company.  At December 31, 2003, this contribution constitutes a 76% interest in the profits, losses and capital of the LLC and a 100% interest in the voting rights.  The remaining 24% interest in VL Investors I, LLC is owned by a Co-President of Mikron Industries, Inc.  The company’s investment has been accounted for on the equity method.  A summary statement of the net assets of VL Investors I, LLC as of December 31, 2003 and the net loss for the year then ended, from unaudited accounting records prepared for tax purposes, follows -

December 31, 2003

Note receivable	$690,291
Accrued interest	12,179

Total assets	702,470

Note payable	690,291
Investment in limited liability company	95,121
Accrued interest	12,179

Total liabilities	797,591

Deficiency in member equity	$(95,121)

Net loss for the year then ended	$(375,121)

NOTE M - REVENUE:

In the year ended December 31, 2003, revenues of $66,689,650 were derived from two major customers.  In the year ended December 31, 2002, revenues of $35,986,086 were derived from one major customer.  Major customers are defined as customers whose sales exceeded 10% of total company sales in 2003 or 2002.

NOTE N - LOSS ON ASSET IMPAIRMENT:

During the year ended December 31, 2002, several extrusion lines and related components that management expected to sell in 2003 were removed from service.  Based on a pending sale, management estimates the fair market value of the remaining unsold assets to be $20,000.  As the carrying value of these assets was in excess of the expected cash flows resulting from their sales, impairment losses have been recognized.

NOTE O - DIVIDENDS:

Dividends paid and accrued in 2003 and 2002 included $3,445,527 and $3,733,469, respectively, for estimated stockholder taxes on company earnings.  It is anticipated that the company will declare dividends during 2004 to pay estimated taxes on 2004 company earnings taxable to the stockholders.

NOTE P - RELATED PARTY TRANSACTIONS:

During the years ended December 31, 2003 and 2002, the company recorded the following related party transactions with various stockholders, MikronWood, LLC, owned by the company and stockholders of the company (Note G), HC Franzheim Associates, LLC, owned by the company and an employee of the company (Note F), VL Investors I, LLC, owned by the company and an officer of the company (Note L) and The W.R. Sandwith and M.G. Ritter Partnership, owned in part by the Estate of W.R. Sandwith and Sandwith Family, LLC:

	Year Ended December 31,
	2003	2002
Revenues to the company:

Interest accrued from VL Investors I, LLC (Note D)	$13,970	$—

Interest accrued from stockholders (Note D)	10,800

	$24,770	$—
Expenses to the company:

Rental of office and production facilities from The W.R. Sandwith and M.G. Ritter Partnership, under a five year lease agreement (Note R)	$741,382	$732,417

Rental of production facilities from Sandwith Family, LLC (Note R)	105,000	105,000

Interest paid to MikronWood, LLC (Note G)	24,700	24,700

Licensing fee paid to MikronWood, LLC (Note G)	15,000	15,000

	$886,082	$877,117

The accompanying financial statements include the following balances with respect to related parties not disclosed elsewhere:

	December 31,
	2003	2002
Amounts due from related parties:

Net amount due from stockholders and family of stockholders	$34,972	$2,384

Due from MikronWood, LLC	19,819	38,319

	$54,791	$40,703
Amounts included in other receivables:

Amount due from HC Franzheim Associates, LLC	$918	$918

The above related party amounts are due on demand and therefore classified as current assets on the accompanying balance sheet.

NOTE Q - PROFIT-SHARING AND DEFERRED COMPENSATION PLANS:

The company contributes to a 401(k) profit-sharing plan that covers substantially all full-time employees.  The company determines at the end of each calendar year the amounts, if any, it will match or contribute.  The company’s contributions to the 401(k) profit sharing plan were $236,115 and $244,131 for the years ended December 31, 2003 and 2002, respectively.

The company maintains a non-qualified deferred compensation plan that covers all employees defined as highly compensated by the Internal Revenue Code.  Contributions to the plan are maintained in a trust account (Note E).  The plan allows employee contributions.  The company contributed $20,484 and $14,121 to the plan for the years ended December 31, 2003 and 2002, respectively.

NOTE R - LEASE COMMITMENTS:

The company leases office space and production facilities from The W.R. Sandwith and M.G. Ritter Partnership (Note P) under a non-cancelable lease agreement which expires on February 28, 2005 and from Sandwith Family, LLC, owned by stockholders of the company, under a non-cancelable lease agreement which expires February 28, 2005.  The company also leases warehouse facilities from unrelated parties under non-cancelable lease agreements, which expire at various times from 2005 through 2008.  In addition, the company leases equipment under operating lease agreements, which expire at various times from 2003 through 2008.  Future minimum rentals under these agreements are as follows:

Year ending December 31,	Office and Production Facilities	Equipment Leases	Total

2004	$1,426,541	$1,584,325	$3,010,866
2005	733,839	1,400,494	2,134,333
2006	369,819	1,310,064	1,679,883
2007	195,876	1,264,972	1,460,848
2008	16,323	209,542	225,865

	$2,742,398	$5,769,397	$8,511,795

The company leases storage facilities from unrelated parties under month-to-month lease agreements.  Rent expense for both fixed term and month-to-month leases totaled $3,218,019 and $3,471,426 for the years ended December 31, 2003 and 2002, respectively.

NOTE S - RESEARCH AND DEVELOPMENT:

Research and development costs are charged to operations when incurred and are included in direct expenses and selling, general and administrative expenses in several expense categories.  Research and development costs were approximately $3,269,000 and $3,833,000, respectively, for the years ended December 31, 2003 and 2002.  Management has included certain tooling costs, in excess of those capitalized for production dies, as research and development costs as these costs are associated with new product design.

NOTE T - CASH FLOW INFORMATION:

Cash paid for interest was $2,177,163 and $2,173,997 during the years ended December 31, 2003 and 2002, respectively.  Advertising expense for 2003 and 2002 was $448,204 and $307,003 respectively.

Non-cash dividends of $327,145 and $7,977,118 for the years ended December 31, 2003 and 2002, respectively, consisted of dividends declared but not paid by year-end.

NOTE U - CONTINGENCIES AND COMMITMENTS:

The company has various equipment projects under construction at December 31, 2003.  These projects will be completed at various times during the year 2004.  Commitments for the purchase of property and equipment totaled approximately $3,042,000 at December 31, 2003.  In addition, during January, February and March 2004, the company agreed to purchase various pieces of equipment for an additional approximate cost of $2,531,000.

The company has a non-competition agreement with its Co-President that is cancelable with 90 days notice by either party and continues until May 24, 2006.  The agreement provides, among other things, for a two year non-competition agreement with the Co-President beginning when either party terminates the agreement or the company is sold.  Payments for the non-competition agreement are to be made over three years and total $2,426,860 plus a possible incentive amount determined by the agreement based upon the five fiscal years preceding the date of termination or cancellation.  If the agreement had been terminated or cancelled during 2003, the total amount due under the non-competition agreement would have been $2,426,860.  The accompanying financial statements do not include any assets or liabilities with respect to this agreement.  In connection with the employment agreement, the company has obtained a three million-dollar life insurance policy on the Co-President.

NOTE V - COMMON STOCK:

During 2002, the company amended and restated its Articles of Incorporation changing its authorized common stock from 900,000 shares to 3,000,000 shares.  As part of this amendment, the company declared a stock split issuing sixty-two and one-half shares for every one share owned.

NOTE W - FAIR VALUE OF FINANCIAL INSTRUMENTS:

The company has a number of financial instruments, none of which are held for trading purposes.  The company estimates that the fair value of all financial instruments at December 31, 2003 and 2002 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.  The estimated fair value amounts have been determined by the company using available market information and appropriate valuation methodologies.  Considerable judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the company could realize in a current market exchange.